Exhibit 99.1

Academy Sports + Outdoors Reports Record Fourth Quarter and Fiscal 2021 Results

Fourth Quarter Comparable Sales Increased 13.1%; FY 2021 Comparable Sales Increased 18.9%

Fourth Quarter Pre-tax Income Grew 55% to $188.4 million; FY 2021 Pre-tax Income Grew 154% to $859.5 million

Fourth Quarter and FY EPS of $1.57 and $7.12; Adjusted Fourth Quarter and FY EPS of $1.61 and $7.60

Repurchased 10.6 million shares for $411.4 million in fiscal 2021

KATY, TEXAS (Globe Newswire — March 29, 2022) – Academy Sports and Outdoors, Inc. (Nasdaq: ASO) ("Academy" or the "Company") today announced its financial results for the fourth quarter ended January 29, 2022. Unless otherwise indicated, comparisons are to the same period in the prior fiscal year.

Fourth Quarter and Fiscal 2021 Results
"2021 was an extraordinary year for Academy Sports + Outdoors. The team delivered the highest sales and profits in the Company's history while navigating the many challenges faced by the Company and the retail industry," said Ken Hicks, Chairman, President and Chief Executive Officer. "We are proud of what our company has accomplished over the past three years, but even more excited about our future growth prospects. Academy is well positioned for substantial long term growth in its existing stores with our broad assortment of great products from the best national and quality private brands, excellent customer service, expanding omnichannel capabilities, and multiple new store openings in our current and new markets."

For the fourth quarter, net sales increased 13.2% to a quarterly record of $1.8 billion. When compared to the fourth quarter of 2019, net sales increased 32.0%. Comparable sales were 13.1%, on top of 16.1% in the fourth quarter of 2020, making it the 10th consecutive quarter of positive comparable sales. Strong consumer demand for sports and outdoors products drove sales growth and led to an increase in total transactions and average ticket.

For fiscal 2021, net sales increased 19.1% to a record $6.77 billion. When compared to fiscal 2019, net sales increased 40.2%. Comparable sales increased 18.9% on top of 16.1% in fiscal 2020. All four merchandise divisions and geographic regions posted double digit sales growth for the year.

During the fourth quarter, e-commerce sales grew 22.7% compared to the prior year quarter and 97.2% compared to the fourth quarter of 2019. For the fiscal year, e-commerce sales increased 6.2% compared to 2020 and increased 153.1% compared to 2019.

For the fourth quarter, gross margin increased 17.0% to a record $584.1 million. The gross margin rate improved by 110 basis points to 32.3%. For fiscal 2021, gross margin increased 35.6% to a record $2.4 billion. The gross margin rate improved by 420 basis points to an all time annual high of 34.7%. For the quarter and the year, this growth was primarily driven by higher merchandise margins resulting from a greater mix of regular price sales, higher retail prices and a favorable product mix, which offset higher freight costs.

For the fourth quarter, pre-tax income increased 55.0% to $188.4 million compared to $121.6 million. For fiscal 2021, pre-tax income increased 153.5% to $859.5 million, the highest in the Company's history.

For the fourth quarter, GAAP net income increased 54.9% to $141.8 million compared to $91.5 million. Diluted earnings per share were $1.57 compared to $0.97 per share. Pro forma adjusted net income, which excludes the impact of certain non-cash and extraordinary items, increased 40.9% to $145.3 million. Pro forma diluted earnings per share were $1.61 compared to $1.09 per share.

For fiscal 2021, GAAP net income increased 117.4% to $671.4 million compared to $308.8 million, making it the most profitable year in the Company's history. GAAP diluted earnings per share were $7.12 compared to $3.79 per share.
Pro forma adjusted net income, which excludes the impact of certain non-cash and extraordinary items, increased 129.9% to $716.5 million. Pro forma diluted earnings per share were $7.60 compared to $3.83 per share.

Balance Sheet and Capital Allocation Update
As of the end of fiscal 2021 (January 29, 2022), the Company’s cash and cash equivalents totaled $486.0 million with no borrowings under the $1 billion credit facility. Adjusted free cash flow was $140.9 million during the fourth quarter and $597.2 million for the full year. Merchandise inventories were $1.2 billion, an increase of 18.4% compared to the end of fiscal 2020.

During the fourth quarter, the Company made open market purchases of 1.6 million shares for $65.6 million. In fiscal 2021, the Company repurchased and retired a total of 10.6 million shares of its common stock for $411.4 million, of which $311.4 million was completed under the current $500 million share repurchase program and $100.0 million as part of the May 2021 secondary offering. As of the end of fiscal 2021, the Company had $188.6 million remaining under its share repurchase program.

Subsequent to the end of fiscal 2021, on March 3, 2022, Academy announced that its Board of Directors (the "Board") approved the initiation of a quarterly cash dividend. The Board declared an inaugural quarterly cash dividend with respect to the quarter ended January 29, 2022, of $0.075 per share of common stock. The dividend is payable on April 14, 2022, to stockholders of record as of the close of business on March 17, 2022.

2022 Outlook
Michael Mullican, Executive Vice President and Chief Financial Officer said, “For the second consecutive year, Academy delivered record financial results, driven by a dedicated, adaptable team, lasting operational improvements and strong consumer demand. Looking ahead, we are focused on building upon this success by executing our internal initiatives, managing our expenses and deploying our free cash to grow the business and enhance shareholder value. Our outlook for 2022 reflects an expectation of continued strong financial performance and operational improvements, while thoughtfully considering the headwinds of inflation, supply-chain bottlenecks and the prospect of difficult prior year comparisons."

Academy is providing the following initial guidance for fiscal 2022 (year ending January 28, 2023). This guidance takes into consideration the benefits of the Company's internal sales and profit growth initiatives and strong consumer demand as well as the uncertainty of potential impacts from stimulus overlap, supply chain risks, inflation and other economic risks.
Fiscal 2019 is included in the table for context, and to illustrate the company's growth expectations post pandemic and relative to 2019.

	Fiscal 2022 Guidance				% change (at midpoint)
(in millions, except per share amounts)	Low end	High end	2021	2019	vs. 2021	vs. 2019
Net sales	$6,560	$6,770	$6,773	$4,830	(1.6)%	38.0%

Comparable sales	(4.0)%	(1.0)%	18.9%	(0.7)%

Income before taxes	$780	$845	$860	$123	(5.5)%	560.6%

Net income	$590	$640	$671	$120	(8.3)%	412.5%

GAAP earnings per share-diluted	$6.55	$7.10	$7.12	$1.60	(4.1)%	326.6%

Non-GAAP earnings per share-diluted	$6.70	$7.25	$7.60	$1.02	(8.2)%	583.8%

Diluted weighted average shares outstanding	90.5	90.5	94.3	n/a	(4.0)%

The earnings per share estimate reflects a tax rate of 24.0% and does not include any potential future share repurchases.

Conference Call Info
Academy will host a conference call today at 10:00 a.m. Eastern Time to discuss its financial results. Listeners may access the call by dialing 1-877-407-3982 (U.S.) or 1-201-493-6780 (International). The passcode is 13727594. A webcast of the call can be accessed at investors.academy.com.

A telephonic replay of the conference call will be available for approximately 30 days, by dialing 1-844-512-2921 (U.S.) or 1-412-317-6671 (International) and entering passcode 13727594. An archive of the webcast will be available at investors.academy.com for 30 days.

About Academy Sports + Outdoors
Academy is a leading full-line sporting goods and outdoor recreation retailer in the United States. Originally founded in 1938 as a family business in Texas, Academy has grown to 259 stores across 16 contiguous states. Academy’s mission is to provide “Fun for All” and Academy fulfills this mission with a localized merchandising strategy and value proposition that strongly connects with a broad range of consumers. Academy’s product assortment focuses on key categories of outdoor, apparel, footwear and sports & recreation through both leading national brands and a portfolio of 20 private label brands, which go well beyond traditional sporting goods and apparel offerings.

All references to "Academy," "Academy Sports + Outdoors," "we," "us," "our" or the "Company" in this press release refer to (1) prior to October 1, 2020 (the "IPO pricing date"), New Academy Holding Company, LLC, a Delaware limited liability company ("NAHC") and the prior parent holding company for our operations, and its consolidated subsidiaries; and (2) on and after the IPO pricing date, Academy Sports and Outdoors, Inc., a Delaware corporation ("ASO, Inc.") and the current parent holding company of our operations, and its consolidated subsidiaries.

On the IPO pricing date, we completed a series of reorganization transactions (the "Reorganization Transactions") that resulted in NAHC being contributed to ASO, Inc. by its members and becoming a wholly owned subsidiary of ASO, Inc. and one share of common stock of ASO, Inc. issued to then-existing members of NAHC for every 3.15 membership units of NAHC contributed to ASO, Inc. (the "Contribution Ratio"). Unless indicated otherwise, the information in this press release has been adjusted to give retrospective effect to the Contribution Ratio.

Non-GAAP Measures
Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income (Loss), Pro Forma Adjusted Net Income (Loss), Pro Forma Adjusted Earnings Per Share, Adjusted Selling, General and Administrative Expenses and Adjusted Free Cash Flow have been presented in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, generally accepted accounting principles (“GAAP”). These non-GAAP measures have limitations as analytical tools. For information on these limitations, as well as information on why management believes these non-GAAP measures are useful, please see our Annual Report for fiscal year 2020 filed on April 7, 2021 (the “Annual Report”), as such limitations and information may be updated from time to time in our periodic filings with the Securities and Exchange commission (the "SEC"), which are accessible on the SEC's website at www.sec.gov.

We compensate for these limitations by primarily relying on our GAAP results in addition to using these non-GAAP measures supplementally.

See “Reconciliations of Non-GAAP to GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Academy's current expectations and are not guarantees of future performance. You can identify these forward-looking statements by the use of words such as "outlook," "guidance," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. The forward-looking statements include, among other things, statements regarding the payment of the dividend and declaration of future dividends, including the timing and amount thereof, the Company's expectations regarding its future performance, and the Company's future financial condition to support future dividend growth and are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory and other factors, many of which are beyond Academy's control. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Academy's filings with the U.S. Securities and Exchange Commission (the "SEC"), including the Company's Annual Report on Form 10-K, under the caption "Risk Factors," as may be updated from time to time in our periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. Academy undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact	Media Contact
Matt Hodges	Elise Hasbrook
VP, Investor Relations	VP, Communications
281-646-5362	281-944-6041
Matt.hodges@academy.com	Elise.hasbrook@academy.com

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Amounts in thousands, except per share data)

	Thirteen Weeks Ended
	January 29, 2022	Percentage of Sales (1)	January 30, 2021	Percentage of Sales (1)
Net sales	$1,808,470	100.0%	$1,597,436	100.0%
Cost of goods sold	1,224,410	67.7%	1,098,348	68.8%
Gross margin	584,060	32.3%	499,088	31.2%
Selling, general and administrative expenses	385,858	21.3%	358,056	22.4%
Operating income	198,202	11.0%	141,032	8.8%
Interest expense, net	10,859	0.6%	16,027	1.0%
Loss on early retirement of debt, net	—	0.0%	4,249	0.3%
Other (income), net	(1,075)	(0.1)%	(797)	0.0%
Income before income taxes	188,418	10.4%	121,553	7.6%
Income tax expense	46,648	2.6%	30,031	1.9%
Net income	$141,770	7.8%	$91,522	5.7%

Earnings Per Common Share:
Basic	$1.61		$1.01
Diluted	$1.57		$0.97

Weighted Average Common Shares Outstanding:
Basic	87,970		90,253
Diluted	90,475		94,377
(1) Column may not add due to rounding

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	Fiscal Year Ended
	January 29, 2022	Percentage of Sales (1)	January 30, 2021	Percentage of Sales (1)
Net sales	$6,773,128	100.0%	$5,689,233	100.0%
Cost of goods sold	4,422,033	65.3%	3,955,188	69.5%
Gross margin	2,351,095	34.7%	1,734,045	30.5%
Selling, general and administrative expenses	1,443,148	21.3%	1,313,647	23.1%
Operating income	907,947	13.4%	420,398	7.4%
Interest expense, net	48,989	0.7%	86,514	1.5%
(Gain) loss on early retirement of debt, net	2,239	0.0%	(3,582)	(0.1)%
Other (income), net	(2,821)	(0.0)%	(1,654)	0.0%
Income before income taxes	859,540	12.7%	339,120	6.0%
Income tax expense	188,159	2.8%	30,356	0.5%
Net income	$671,381	9.9%	$308,764	5.4%

Earnings Per Common Share:
Basic	$7.38		$3.96
Diluted	$7.12		$3.79

Weighted Average Common Shares Outstanding:
Basic	90,956		77,994
Diluted	94,284		81,431
(1) Column may not add due to rounding

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)

	January 29, 2022	January 30, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$485,998	$377,604
Accounts receivable - less allowance for doubtful accounts of $732 and $1,172, respectively	19,718	17,306
Merchandise inventories, net	1,171,808	990,034
Prepaid expenses and other current assets	36,460	28,313
Assets held for sale	1,763	1,763
Total current assets	1,715,747	1,415,020

PROPERTY AND EQUIPMENT, NET	345,836	378,260
RIGHT-OF-USE ASSETS	1,079,546	1,143,699
TRADE NAME	577,215	577,000
GOODWILL	861,920	861,920
OTHER NONCURRENT ASSETS	4,676	8,583
Total assets	$4,584,940	$4,384,482

LIABILITIES AND STOCKHOLDERS' / PARTNERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$737,826	$791,404
Accrued expenses and other current liabilities	303,207	291,351
Current lease liabilities	83,077	80,338
Current maturities of long-term debt	3,000	4,000
Total current liabilities	1,127,110	1,167,093

LONG-TERM DEBT, NET	683,585	781,489
LONG-TERM LEASE LIABILITIES	1,077,667	1,150,088
DEFERRED TAX LIABILITIES, NET	217,212	138,703
OTHER LONG-TERM LIABILITIES	12,420	35,126
Total liabilities	3,117,994	3,272,499

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' / PARTNERS' EQUITY:
Preferred stock, $0.01 par value, authorized 50,000,000 shares; none issued and outstanding	—	—
Common stock, $0.01 par value, authorized 300,000,000 shares; 87,079,394 and 91,114,475 issued and outstanding as of January 29, 2022 and January 30, 2021, respectively	870	911
Additional paid-in capital	198,016	127,228
Retained earnings	1,268,060	987,168
Accumulated other comprehensive loss	—	(3,324)
Stockholders' / partners' equity	1,466,946	1,111,983
Total liabilities and stockholders' / partners' equity	$4,584,940	$4,384,482

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Fiscal Year Ended
	January 29, 2022	January 30, 2021	February 1, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$671,381	$308,764	$120,043
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	105,274	105,481	117,254
Non-cash lease expense	(5,528)	13,880	3,965
Equity compensation	39,264	31,617	7,881
Amortization of terminated interest rate swaps, deferred loan and other costs	5,524	5,516	3,717
Loss on swaps from debt refinancing	—	1,330	—
Deferred income taxes	79,490	701	297
Non-cash (gain) loss on early retirement of debt, net	2,239	(3,582)	(42,265)
Gain on disposal of property and equipment	—	—	(23)
Casualty loss	—	194	569
Changes in assets and liabilities:
Accounts receivable, net	(2,412)	(2,981)	4,476
Merchandise inventories, net	(181,774)	109,520	34,407
Prepaid expenses and other current assets	(8,147)	(3,765)	(3,732)
Other noncurrent assets	2,759	(2,496)	398
Accounts payable	(50,627)	361,518	(2,904)
Accrued expenses and other current liabilities	31,935	57,376	20,615
Income taxes payable	(14,129)	14,124	—
Other long-term liabilities	(1,984)	14,400	(1,029)
Net cash provided by operating activities	673,265	1,011,597	263,669

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(75,802)	(41,269)	(62,818)
Purchases of intangible assets	(215)	—	—
Proceeds from the sale of property and equipment	—	—	23
Note receivable from member	—	8,125	(3,988)
Net cash used in investing activities	(76,017)	(33,144)	(66,783)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from ABL Facility	—	500,000	502,500
Repayment of ABL Facility	—	(500,000)	(502,500)
Proceeds from Term Loan, net of discount	—	396,000	—
Repayment of Term Loan	(102,250)	(1,461,072)	(122,819)
Proceeds from Notes	—	400,000	—
Debt issuance fees	(927)	(14,147)	—
Share-Based Award Payments	(11,214)	(20,970)	—
Distribution	—	(257,000)	—
Equity contributions from Managers	—	—	100
Proceeds from exercise of stock options	48,587	22	—
Proceeds from issuance of common stock, net of Offering Costs	—	206,970	—
Proceeds from issuance of common stock under employee stock purchase program	3,777	—	—
Taxes paid related to net share settlement of equity awards	(15,418)	—	—
Repurchase of common stock for retirement	(411,409)	—	—
Repurchase of Redeemable Membership Units	—	(37)	(473)
Net cash used in financing activities	(488,854)	(750,234)	(123,192)

NET INCREASE IN CASH AND CASH EQUIVALENTS	108,394	228,219	73,694
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	377,604	149,385	75,691
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$485,998	$377,604	$149,385

ACADEMY SPORTS AND OUTDOORS, INC.
RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL MEASURES
(Unaudited)
(Dollar amounts in thousands)
Adjusted EBITDA and Adjusted EBIT
We define “Adjusted EBITDA” as net income (loss) before interest expense, net, income tax expense and depreciation, and amortization, and impairment, further adjusted to exclude consulting fees, private equity sponsor monitoring fees, equity compensation expense, (gain) loss on early retirement of debt, net, severance and executive transition costs, costs related to the COVID-19 pandemic, payroll taxes associated with a vesting event, as a result of a secondary offering, of certain time and performance-based equity awards, both of which occurred in May 2021 (the “2021 Vesting Event”) and other adjustments. We define “Adjusted EBIT” as net income (loss) before interest expense, net, and income tax expense, further adjusted to exclude consulting fees, private equity sponsor monitoring fees, equity compensation expense, (gain) loss on early retirement of debt, net, severance and executive transition costs, costs related to the COVID-19 pandemic, payroll taxes associated with the 2021 Vesting Event and other adjustments. We describe these adjustments reconciling net income (loss) to Adjusted EBITDA and Adjusted EBIT in the following table.

	Thirteen Weeks Ended		Fiscal Year Ended
	January 29, 2022	January 30, 2021	January 29, 2022	January 30, 2021
Net income	$141,770	$91,522	$671,381	$308,764
Interest expense, net	10,859	16,027	48,989	86,514
Income tax expense	46,648	30,031	188,159	30,356
Depreciation and amortization	27,507	25,763	105,274	105,481
Consulting fees (a)	—	91	—	285
Private equity sponsor monitoring fee (b)	—	—	—	14,793
Equity compensation (c)	3,138	4,568	39,264	31,617
(Gain) loss on early retirement of debt, net	—	4,249	2,239	(3,582)
Severance and executive transition costs (d)	—	2,434	—	6,571
Costs related to the COVID-19 pandemic (e)	—	—	—	17,632
Payroll taxes associated with the 2021 Vesting Event (f)	—	—	15,418	—
Other (g)	1,809	3,698	3,118	8,592
Adjusted EBITDA	$231,731	$178,383	$1,073,842	$607,023
Less: Depreciation and amortization	(27,507)	(25,763)	(105,274)	(105,481)
Adjusted EBIT	$204,224	$152,620	$968,568	$501,542

(a)	Represents outside consulting fees associated with our strategic cost savings and business optimization initiatives.
(b)	Represents our contractual payments under a monitoring agreement ("Monitoring Agreement") with our former private equity sponsor Kohlberg Kravis Roberts & Co. L.P.
(c)	Represents non-cash charges related to equity based compensation, which vary from period to period depending on certain factors such as the 2021 Vesting Event, timing and valuation of awards, achievement of performance targets and equity award forfeitures.
(d)	Represents severance costs associated with executive leadership changes and enterprise-wide organizational changes.
(e)
Represents costs incurred during the first half of 2020 as a result of the COVID-19 pandemic, including temporary wage premiums, additional sick time, costs of additional cleaning supplies and third party cleaning services for the stores, corporate office and distribution centers, accelerated freight costs associated with shifting our inventory purchase earlier in the year to maintain stock, and legal fees associated with consulting in local jurisdictions. These costs were no longer added back beginning in the third quarter of 2020.

(f)	Represents cash expenses related to taxes on equity-based compensation resulting from the 2021 Vesting Event.
(g)
Other adjustments include (representing deductions or additions to Adjusted EBITDA and Adjusted EBIT) amounts that management believes are not representative of our operating performance, including investment income, installation costs for energy savings associated with our profitability initiatives, legal fees associated with a distribution to NAHC's members and our omnibus incentive plan, store exit costs and other costs associated with strategic cost savings and business optimization initiatives.

Adjusted Net Income, Pro Forma Adjusted Net Income and Pro Forma Adjusted Earnings Per Share
We define “Adjusted Net Income (Loss)” as net income (loss), plus consulting fees, private equity sponsor monitoring fees, equity compensation expense, (gain) loss on early retirement of debt, net, severance and executive transition costs, costs related to the COVID-19 pandemic, payroll taxes associated with the 2021 Vesting Event and other adjustments, less the tax effect of these adjustments. We define “Pro Forma Adjusted Net Income (Loss)” as Adjusted Net Income (Loss) less the retrospective tax effect of Adjusted Net Income at our estimated effective tax rate of approximately 25% for periods prior to October 1, 2020, the effective date of our conversion to a C-Corporation. We define “Pro Forma Adjusted Earnings per Common Share, Basic” as Pro Forma Adjusted Net Income divided by the basic weighted average common shares outstanding during the period and “Pro Forma Adjusted Earnings per Common Share, Diluted” as Pro Forma Adjusted Net Income divided by the diluted weighted average common shares outstanding during the period. We describe these adjustments reconciling net income (loss) to Adjusted Net Income (Loss), Pro Forma Adjusted Net Income (Loss), and Pro Forma Adjusted Earnings Per Share in the following table.

	Thirteen Weeks Ended		Fiscal Year Ended
	January 29, 2022	January 30, 2021	January 29, 2022	January 30, 2021
Net income	$141,770	$91,522	$671,381	$308,764
Consulting fees (a)	—	91	—	285
Private equity sponsor monitoring fee (b)	—	—	—	14,793
Equity compensation (c)	3,138	4,568	39,264	31,617
(Gain) loss on early retirement of debt, net	—	4,249	2,239	(3,582)
Severance and executive transition costs (d)	—	2,434	—	6,571
Costs related to the COVID-19 pandemic (e)	—	—	—	17,632
Payroll taxes associated with the 2021 Vesting Event (f)	—	—	15,418	—
Other (g)	1,809	3,698	3,118	8,592
Tax effects of these adjustments (h)	(1,397)	(27)	(14,884)	(136)
Adjusted Net Income	145,320	106,535	716,536	384,536
Estimated tax effect of change to C-Corporation status (i)	—	(3,434)	—	(72,844)
Pro Forma Adjusted Net Income	$145,320	$103,101	$716,536	$311,692

Pro Forma Adjusted Earnings per Share
Basic	$1.65	$1.14	$7.88	$4.00
Diluted	$1.61	$1.09	$7.60	$3.83
Weighted average common shares outstanding
Basic	87,970	90,253	90,956	77,994
Diluted	90,475	94,377	94,284	81,431

(a)	Represents outside consulting fees associated with our strategic cost savings and business optimization initiatives.
(b)	Represents our contractual payments under our Monitoring Agreement with our former private equity sponsor Kohlberg Kravis Roberts & Co. L.P.
(c)	Represents non-cash charges related to equity based compensation, which vary from period to period depending on certain factors such as the 2021 Vesting Event, timing and valuation of awards, achievement of performance targets and equity award forfeitures.
(d)	Represents severance costs associated with executive leadership changes and enterprise-wide organizational changes.
(e)
Represents costs incurred during the first half of 2020 as a result of the COVID-19 pandemic, including temporary wage premiums, additional sick time, costs of additional cleaning supplies and third party cleaning services for the stores, corporate office and distribution centers, accelerated freight costs associated with shifting our inventory purchase earlier in the year to maintain stock, and legal fees associated with consulting in local jurisdictions. These costs were no longer added back beginning in the third quarter of 2020.

(f)	Represents cash expenses related to taxes on equity-based compensation resulting from the 2021 Vesting Event.
(g)
Other adjustments include (representing deductions or additions to Adjusted Net Income) amounts that management believes are not representative of our operating performance, including investment income, installation costs for energy savings associated with our profitability initiatives, legal fees associated with a distribution to NAHC's members and our omnibus incentive plan, store exit costs and other costs associated with strategic cost savings and business optimization initiatives.

(h)	Represents the tax effect of the total adjustments made to arrive at Adjusted Net Income at our historical tax rate.
(i)	Represents the retrospective tax effect of Adjusted Net Income at our estimated effective tax rate of approximately 25% for periods prior to October 1, 2020, the effective date of our conversion to a C-Corporation, upon which we became subject to federal income taxes.

Adjusted Selling, General and Administrative Expenses
We define “Adjusted Selling, General and Administrative Expenses” as selling, general and administrative expenses, less consulting fees, private equity sponsor monitoring fees, equity compensation expense, severance and executive transition costs, costs related to the COVID-19 pandemic, payroll taxes associated with the 2021 Vesting Event and other adjustments. We describe these adjustments reconciling selling, general and administrative expenses to Adjusted Selling, General and Administrative Expenses in the following table.

	Thirteen Weeks Ended		Fiscal Year Ended
	January 29, 2022	January 30, 2021	January 29, 2022	January 30, 2021
Selling, General and Administrative Expenses	$385,858	$358,056	$1,443,148	$1,313,647
Less:
Consulting fees (a)	—	(91)	—	(285)
Private equity sponsor monitoring fee (b)	—	—	—	(14,793)
Equity compensation (c)	(3,138)	(4,568)	(39,264)	(31,617)
Severance and executive transition costs (d)	—	(2,434)	—	(6,571)
Costs related to the COVID-19 pandemic (e)	—	—	—	(17,632)
Payroll taxes associated with the 2021 Vesting Event (f)	—	—	(15,418)	—
Other (g)	(1,809)	(3,698)	(3,118)	(8,592)
Adjusted Selling, General and Administrative Expenses	$380,911	$347,265	$1,385,348	$1,234,157

Adjusted Selling, General and Administrative Expense as a percentage of Net Sales	21.1%	21.7%	20.5%	21.7%

(a)	Represents outside consulting fees associated with our strategic cost savings and business optimization initiatives.
(b)	Represents our contractual payments under our Monitoring Agreement with our former private equity sponsor Kohlberg Kravis Roberts & Co. L.P.
(c)	Represents non-cash charges related to equity based compensation, which vary from period to period depending on certain factors such as the 2021 Vesting Event, timing and valuation of awards, achievement of performance targets and equity award forfeitures.
(d)	Represents severance costs associated with executive leadership changes and enterprise-wide organizational changes.
(e)
Represents costs incurred during the first half of 2020 as a result of the COVID-19 pandemic, including temporary wage premiums, additional sick time, costs of additional cleaning supplies and third party cleaning services for the stores, corporate office and distribution centers, accelerated freight costs associated with shifting our inventory purchase earlier in the year to maintain stock, and legal fees associated with consulting in local jurisdictions. These costs were no longer added back beginning in the third quarter of 2020.

(f)	Represents cash expenses related to taxes on equity-based compensation resulting from the 2021 Vesting Event.
(g)
Other adjustments include (representing deductions or additions to Adjusted Net Income) amounts that management believes are not representative of our operating performance, including investment income, installation costs for energy savings associated with our profitability initiatives, legal fees associated with a distribution to NAHC's members and our omnibus incentive plan, store exit costs and other costs associated with strategic cost savings and business optimization initiatives.

Adjusted Free Cash Flow
We define “Adjusted Free Cash Flow” as net cash provided by (used in) operating activities less net cash provided by (used in) investing activities. We describe these adjustments reconciling net cash provided by operating activities to Adjusted Free Cash Flow in the following table.

	Thirteen Weeks Ended		Fiscal Year Ended
	January 29, 2022	January 30, 2021	January 29, 2022	January 30, 2021
Net cash provided by operating activities	$158,202	$154,379	$673,265	$1,011,597
Net cash used in investing activities	(17,306)	(19,354)	(76,017)	(33,144)
Adjusted Free Cash Flow	$140,896	$135,025	$597,248	$978,453